Exhibit 99.1

Eiger BioPharmaceuticals Reports Third Quarter 2022 Financial Results and Provides Business Update

•	Phase 3 HDV D-LIVR (lonafarnib-based regimens) Study Topline Data in December

•	Phase 3 HDV LIMT-2 (peginterferon lambda) Study Activating Sites and Enrolling Patients

•	Phase 3 Congenital Hyperinsulinism Avant (avexitide) Program Initiated

•	Strong Cash Position: $121.0 Million in Cash, Cash Equivalents, and Total Investments

Palo Alto, Calif., November 3, 2022 /PRNewswire/ — Eiger BioPharmaceuticals, Inc. (Nasdaq:EIGR), a commercial-stage biopharmaceutical company focused on the development of innovative therapies for hepatitis delta virus (HDV) and other serious diseases, today reported financial results for third quarter 2022 and provided a business update.

“We look forward to reporting topline data next month from our landmark Phase 3 D-LIVR study of lonafarnib-based regimens for the treatment of hepatitis delta virus, an important milestone for Eiger and patients suffering from HDV,” said David Cory, President and CEO, Eiger. “The D-LIVR readout will be the first of many potentially value-creating catalysts across our late-stage pipeline of multiple FDA Breakthrough Therapy designated programs in Phase 3, including peginterferon lambda for HDV and avexitide for congenital hyperinsulinism.”

Business Highlights

Hepatitis Delta Virus Platform

Lonafarnib-Based Regimens for HDV

•	First-in-class, oral prenylation inhibitor

•	D-LIVR Phase 3 study to support registration of two lonafarnib-based regimens

•	Oral lonafarnib/ritonavir and combination with peginterferon alfa

•	Topline Week 48 data expected in December

Peginterferon Lambda for HDV

•	First-in-class, well-tolerated interferon

•	Potential to be interferon of choice in HDV combination therapies

•	LIMT-2 Phase 3 study of peginterferon lambda monotherapy

•	Enrolling patients, targeting N=150

Combination of Peginterferon Lambda and Lonafarnib/Ritonavir for HDV

•	Combination of Eiger’s two proprietary HDV therapies in development

•	LIFT-2 Phase 2 study in collaboration with National Institutes of Health initiating in 2022

•	Single arm study (N=30), 48 weeks of treatment with 24 weeks of follow-up

Zokinvy® (lonafarnib) for Progeria and Processing-Deficient Progeroid Laminopathies

•	Granted marketing authorization in EU and U.K.

•	Reimbursement agreed in Germany

Avexitide for Rare Metabolic Disorders

•	Phase 3 Avant congenital hyperinsulinism (HI) program initiated

•	Breakthrough Therapy designation for HI

•	Rare Pediatric Disease designation for HI – Priority Review Voucher eligible

Financial Guidance

•	$121.0 million in cash, cash equivalents, and total investments as of September 30, 2022 expected to fund planned operations through 2024

•

Ability to access up to an additional $35.0 million over two tranches under existing debt facility, with the availability of both tranches being based on predetermined regulatory and clinical milestones, to support funding of potential HDV commercial launch

Third Quarter 2022 Financial Results

Total revenue was $4.0 million in third quarter 2022 compared to $3.0 million for the same period in 2021. The increase was primarily driven by an increase in units shipped during the quarter.

Cost of sales was $1.2 million for third quarter 2022 as compared to $0.3 million for the same period in 2021. The increase was primarily driven by a one-time write-off of a non-conforming batch of inventory.

Research and Development expenses were $22.2 million for third quarter 2022, as compared to $18.1 million for the same period in 2021. The increase is primarily driven by personnel related costs, including stock-based compensation, from additional headcount, contract manufacturing expenditures related to timing of production of clinical materials across programs, and clinical trial related expenses.

Selling, General and Administrative expenses were $7.0 million for third quarter 2022, as compared to $6.5 million for the same period in 2021. The increase was primarily in outside services, including consulting and advisory services to support the company’s growth.

Total operating expenses include non-cash expenses of $4.0 million for third quarter 2022, as compared to $3.0 million for the same period in 2021.

The Company reported a net loss of $27.1 million, or $0.62 per share basis for third quarter 2022. This compares to a net loss of $22.2 million, or $0.65 per share basis for the same period in 2021.

Cash, cash equivalents, and total investments as of September 30, 2022 totaled $121.0 million compared to $106.1 million as of December 31, 2021.

As of September 30, 2022, the company had 44.0 million common shares outstanding.

Conference Call

At 4:30 PM Eastern Time today, November 3, 2022, Eiger will host a conference call to discuss its financial results and provide a business update. The live and replayed webcast of the call will be available through the company’s website at www.eigerbio.com. To participate in the live call by phone, please register in advance at https://register.vevent.com/register/BI87b8efa326b64c63bd59eabef4f465ab to receive the dial-in number and unique passcode to access the call. The webcast will be archived and available for replay for at least 90 days after the event.

About Eiger

Eiger is a commercial-stage biopharmaceutical company focused on the development of innovative therapies for hepatitis delta virus (HDV) and other serious rare diseases. The Eiger HDV platform includes two first-in-class therapies in Phase 3 that target critical host processes involved in viral replication. All five Eiger rare disease programs have been granted FDA Breakthrough Therapy designation.

For additional information about Eiger and its clinical programs, please visit www.eigerbio.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts, including statements regarding our future financial condition, timing for and outcomes of clinical results, prospective products, preclinical and clinical pipelines, regulatory objectives, business strategy and plans and objectives for future operations, are forward-looking statements. Forward-looking statements are our current statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the timing of our ongoing and planned clinical development; the sufficiency of our cash, cash equivalents and investments to fund our operations; the likelihood of identifying registration pathways for peginterferon lambda for COVID-19; expectations regarding the timing and availability of topline data from our Phase 3 D-LIVR study in HDV; the ability to fully enroll the Phase 3 LIMT-2 study and Phase 3 Avant study; our capability to provide sufficient quantities of any of our product candidates, including peginterferon lambda, to meet anticipated full-scale commercial demands; our ability to finance, independently or through collaborations, the continued advancement of our development pipeline; and the potential for success of any of our products or product candidates. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Eiger makes, including additional applicable risks and uncertainties described in the “Risk Factors” sections in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and Eiger’s subsequent filings with the SEC. The forward-looking statements contained in this press release are based on information currently available to Eiger and speak only as of the date on which they are made. Eiger does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

Investors:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Media:

Sarah Mathieson

SVP, Corporate Affairs

smathieson@eigerbio.com

Eiger BioPharmaceuticals Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2022	December 31, 2021(1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,308	$22,221
Short-term debt securities	94,736	66,594
Accounts receivable, net	2,458	2,576
Inventories	2,817	2,612
Prepaid expenses and other current assets	15,970	9,361

Total current assets	142,289	103,364
Long-term debt securities	—	17,262
Property and equipment, net	511	613
Operating lease right-of-use assets	246	653
Other assets	698	4,510

Total assets	$143,744	$126,402

Liabilities and Stockholders’ Equity
Current liabilities	26,119	29,901
Other liabilities	39,317	24,102
Stockholders’ equity	78,308	72,399

Total liabilities and stockholders’ equity	$143,744	$126,402

(1)	Derived from the audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Eiger BioPharmaceuticals Inc.

Condensed Consolidated Statements of Operations Financial Data

(in thousands, except per share and share amounts)

	Three Months Ended September 30, (Unaudited)		Nine Months Ended September 30, (Unaudited)
	2022	2021	2022	2021
Product revenue, net	$4,024	$3,039	$10,038	$8,782
Other revenue	—	—	750	—

Total revenue	4,024	3,039	10,788	8,782

Costs and operating expenses:
Cost of sales	1,231	318	1,492	641
Research and development	22,198	18,106	56,761	46,250
Selling, general and administrative	6,964	6,466	20,804	17,916

Total costs and operating expenses	30,393	24,890	79,057	64,807

Loss from operations	(26,369)	(21,851)	(68,269)	(56,025)
Interest expense	(1,092)	(894)	(2,912)	(2,659)
Interest income	347	35	613	119
Other (expense) income, net	3	503	(1,044)	46,462

Loss before provision for income taxes	(27,111)	(22,207)	(71,612)	(12,103)
Provision for income taxes	—	16	26	46

Net loss	$(27,111)	$(22,223)	$(71,638)	$(12,149)

Net loss per common share:
Basic	$(0.62)	$(0.65)	$(1.76)	$(0.36)

Diluted

Weighted-average common shares outstanding:
Basic	44,010,553	33,946,559	40,806,581	33,922,080

Diluted

(1)	Includes stock-based compensation expense of:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Research and development	$856	$686	$2,301	$1,627
General and administrative	1,366	1,644	4,176	4,310

Total stock-based compensation expense	$2,222	$2,330	$6,477	$5,937